EXHIBIT 2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE



                                        :
In Re:                                  :
                                        :
SMITH CORONA CORPORATION,               :      Chapter 11
SCM OFFICE SUPPLIES, INC.,              :      Case No. 95-788 (HSB)
SCC LI CORP., HULSE                     :
MANUFACTURING COMPANY, SMITH            :
CORONA OVERSEAS HOLDINGS,               :
INC., SCM (UNITED KINGDOM)              :
LIMITED, and SCM                        :
INTER-AMERICAN CORPORATION,             :
                                        :      JOINTLY ADMINISTERED
                                Debtors :
                                        :



          MOTION TO APPROVE TECHNICAL AMENDMENTS TO THE DEBTORS' THIRD
                   AMENDED SECOND JOINT PLAN OF REORGANIZATION
                   -------------------------------------------


TO THE HONORABLE HELEN S. BALICK,
UNITED STATES BANKRUPTCY JUDGE:

                  Smith Corona Corporation, SCM Office Supplies, Inc., SCC LI Corp., Hulse Manufacturing Company, Smith Corona Overseas Holdings, Inc., SCM (United Kingdom) Limited and SCM Inter-American Corporation (collectively, the "Debtors") hereby file this Motion to Approve Technical Amendments to the Debtors' Third Amended Second Joint Plan of Reorganization (the "Amendments"). In support of this Motion, the Debtors respectfully represent as follows:

                                 I. JURISDICTION

                  1. This Court has jurisdiction pursuant to 28 U.S.C. ss. 1334. This Motion is a core proceeding under 28 U.S.C. ss. 157(b)(2)(A), (L) and
(O). The relief requested in this Motion is authorized pursuant to section 1127 of the Bankruptcy Code, and Rule 3019 of the Federal Rules of Bankruptcy Procedure.

                                 II. BACKGROUND

                  2. On July 5, 1996 (the "Petition Date"), Smith Corona Corporation filed its voluntary petition for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").1 Since the Petition Date, the Debtors have been authorized to operate and manage their assets as debtors in possession pursuant to ss.ss. 1107(a) and 1108 of the Bankruptcy Code.

                  3. On September 6, 1996, the Debtors filed their Third Amended Second Joint Plan of Reorganization Proposed (the "Plan"), which was accompanied by the Debtors' Third Amended Second Disclosure Statement Pursuant to Section 1125 of the United States Bankruptcy Code (the "Disclosure Statement"). By orders dated July 16, 1996, August 13, 1996, August 26, 1996 and September 11, 1996, this Court approved the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

--------
1 SCC LI Corp., SCM Office Supplies, Inc., and Hulse Manufacturing Company each filed their voluntary petitions for relief on August 18, 1995. SCM (United Kingdom) Limited, SCM Inter-American Corporation, and Smith Corona Overseas Holdings, Inc. each filed their voluntary petitions for relief on October 31, 1996. By Orders of this Court these cases are all being jointly administered.


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                              III. RELIEF REQUESTED

                  4. The Debtors have filed the Amendments in order to respond to and settle potential objections to confirmation of the Plan, to correct certain oversights and to aid in execution of the Plan. Pursuant to section 1127(c), subject to compliance with the adequacy-of-disclosure requirements of section 1125 of the Bankruptcy Code, a proponent of a plan may modify the plan at any time prior to its confirmation. The preparation of a new disclosure statement each time a plan modification is proposed is not required. To the contrary, section 1127(c) only "requires the proponent of a [p]lan modification to comply with [s]ection 1125 if new acceptances are solicited." Equity Management II Corp. v. Carroll Canyon Assocs. (In re Carroll Canyon Assocs.), 73 B.R. 236, 239 (S.D. Miss. 1987); see also In re American Solar King, 90 B.R. 808, 823 (Bankr. W.D. Tex. 1988) ("Further disclosure occurs only when and to the extent that the debtor intends to solicit votes from previously dissenting creditors or when the modification materially and adversely impacts parties who previously voted for the plan.")

                  5. Further, modifications to a plan may be made pursuant to Rule 3019 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") when the proposed modification does not adversely affect the treatment of any claimant under the plan. Although the term "adverse change" in the context of Bankruptcy Rule 3019 is not defined, it is obvious that proposed modifications are not adverse where "[n]one of the changes negatively affects the repayment of creditors, the length of the plan, or the protected property interests of parties in interest." In re Mount Vernon Plaza Community Urban Redevelopment Corp. I, 79 B.R. 305, 306 (Bankr. S.D. Ohio 1987).

                  6. The proposed modifications described in the Amendments will not cause the Plan, as modified, to fail to comply with the requirements of sections 1122 and 1123 of the Bankruptcy Code. The proposed modifications do not adversely change the treatment of any of the creditors. Although the Plan changes the stock conversion ratio for creditors from 6 to 1 to 10 to 1, this is not a material adverse change because general unsecured creditors will still be receiving 85% of the NewSCC Common Stock and the value of their recovery will not be altered. The conversion ratio for holders of SCC Common Stock is also being changed from 10 to 1 to 20 to 1, but the stockholders are not creditors of the Debtors, they are an impaired class deemed to have rejected the Plan, their votes have not been solicited, and the Plan is being crammed down on them by the Debtors. The Debtors were never obligated to give the warrants to the stockholders, and the warrants are a mechanism to ensure that the General Unsecured Creditors are not overcompensated. Similarly, the change of the conversion ratios will not affect the operation of the NewSCC Warrants, in that they will only be exercisable at a price which ensures that the creditors receiving NewSCC Common Stock will have received consideration in value equal to their claims (plus an interest factor) but will not be overcompensated by their distributions under the Plan.

                  7. In addition, the changes to Section 12.4 merely clarify the Debtors' intent to preserve all Retiree Benefits at their current levels until January 1, 1998, and to permit NewSCC to offer certain changes to the benefits given to current employees as is done in the ordinary course of business on a regular basis.

                  8. For the convenience of the Court and parties in interest, the Amendments are marked to show changes from the Plan as filed on September 6,
1996;   deletions   are   shown   as   struck   through,   and   additions   are
double-underscored.

                           IV. SPECIFIC MODIFICATIONS
                           --------------------------

                  9.       The caption shall be amended to read as follows:

                                       :
In Re:                                 :
                                       :
SMITH CORONA CORPORATION,              :      Chapter 11
SCM OFFICE SUPPLIES, INC.,             :      Case No. 95-788 (HSB)

SCC LI CORP.,  HULSE
MANUFACTURING COMPANY, SMITH           :
CORONA OVERSEAS HOLDINGS,              :
INC., SCM (UNITED KINGDOM)             :
LIMITED, and SCM                       :
INTER-AMERICAN CORPORATION,            :

                                       :      JOINTLY ADMINISTERED
                                Debtors:
                                       :


                  10. The first paragraph of the Debtors' Third Amended Second Joint Plan of Reorganization shall be amended to read in its entirety as follows:

         SMITH CORONA CORPORATION, SCM OFFICE SUPPLIES, INC., SCC LI CORP., HULSE MANUFACTURING COMPANY, SMITH CORONA OVERSEAS HOLDINGS, INC., SCM (UNITED KINGDOM) LIMITED and SCM INTER-AMERICAN CORPORATION, the Debtors and Debtors-in-Possession in the

         above-captioned, jointly-administered Chapter 11 Case, hereby propose the following Third Amended Second Joint Plan of Reorganization pursuant to section 1121(a), title 11, United States Code.


                  11. Section 1.25 shall be amended to read in its entirety as follows:

1.25. Debtors: SCC, OSI, SCCLI, Hulse, Smith Corona Overseas Holdings, Inc., SCM (United Kingdom) Limited and SCM Inter-American Corporation, including any such Debtor in its capacity as a debtor-in- possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

                  12. Section 1.39 shall be amended to read in its entirety as follows: 1.39. Hulse: Hulse Manufacturing Company, a New York

corporation.

                  13. Section 1.50 shall be amended to read in its entirety as follows:

1.39. Non-Debtor Subsidiaries: All direct and indirect subsidiaries of SCC, other than OSI, SCCLI, Hulse, Smith Corona Overseas Holdings, Inc., SCM (United Kingdom) Limited and SCM Inter-American Corporation, as listed on Schedule 1.50 hereto.

                  14. Section 1.57 shall be amended to read in its entirety as follows:

1.39. Petition Date: (a) With respect to SCC, July 5, 1995, (b) with respect to OSI, SCCLI and Hulse, August 18, 1995, and (c) with respect to Smith Corona Overseas Holdings, Inc., SCM (United Kingdom) Limited and

SCM Inter-American Corporation, October 31, 1996.

                  15. Section 5.11 shall be amended to read in its entirety as follows:


                  5.11. Class 8 - Allowed General Unsecured Claims. Allowed General Unsecured Claims are impaired by this Joint Plan. In full satisfaction of each Allowed General Unsecured Claim, each holder of such Claim shall receive (a) its Pro Rata Share of the Unsecured Class Cash, and (b) one (1) share of NewSCC Common Stock for each $10.00 in amount of such holder's Allowed General Unsecured Claim (which shares in the aggregate shall constitute 85% of the total shares of NewSCC Common Stock which are issued pursuant to this Joint Plan, determined on a fully-diluted basis, not including the effect of the exercise of any of the NewSCC Warrants), each at such times or times as provided in
         Article 10 hereof.



                  16. Section 5.13 shall be amended to read in its entirety as follows:

                  5.13.  Class 10 - SCC Common Stock.  Holders of SCC Common

         Stock are impaired by this Joint Plan. Each Registered Holder shall receive one (1) NewSCC Warrant for each twenty (20) shares of SCC
         Common Stock. All shares of SCC Common Stock will be canceled, annulled, and extinguished on the Effective Date.


                  17. Section 6.1(a) shall be amended to read in its entirety as follows:


                  (a) Authorization. The certificate of incorporation of NewSCC shall authorize the issuance of 100,000,000 shares of NewSCC

         Common Stock.

                  18. The last sentence of Section 6.3 shall be amended to read in its entirety as follows:

         Rights to such shares shall not vest prior to the second anniversary of the Effective Date, with the exception that, prior to the second anniversary of the Effective Date, rights to such shares shall vest upon a change of control of NewSCC. A change in control shall mean (i) a stock purchase by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended) who then owns or by virtue of such purchase becomes the beneficial owner of, directly or indirectly, voting securities of NewSCC representing 51% or more of the combined voting power of NewSCC's then outstanding voting securities or (ii) any change in the composition of NewSCC's Board of Directors in any one year which involves a majority of such directors and which is not recommended by the Board.

                  19. Section 10.2(b) shall be amended to read in its entirety as follows:
                  (b) On the Effective Date, NewSCC shall issue and deliver to the Distribution

         Agent one (1) share of NewSCC Common Stock for each $10.00 in amount of Allowed General Unsecured Claims at such time to be held in trust for distribution to holders of Allowed General Unsecured Claims as provided in Article 5 of this Joint Plan. The Distribution Agent shall agree in writing to accept such trust subject to the terms of this Joint Plan. As promptly as practicable after the Effective Date, the Distribution Agent will distribute to each holder of an Allowed General Unsecured Claim as of the Effective Date one (1) share of NewSCC Common Stock for each $10.00 in amount of such holder's Allowed General Unsecured Claim. Upon any Disputed Claim becoming an Allowed General Unsecured Claim, or, as more fully set forth in Section 11.4 hereof, upon a judgment being rendered against any Person in any Avoidance Action (if the effect of such judgment gives such Person an Allowed General Unsecured Claim), NewSCC shall issue and deliver to the Distribution Agent one
         (1) share of NewSCC Common Stock for each $10.00 in amount of such Allowed General Unsecured Claim, and as promptly as practicable thereafter, the Distribution Agent will distribute to such holder of an Allowed General Unsecured Claim one (1) share of NewSCC Common Stock for each $10.00 in amount of such holder's Allowed General Unsecured Claim. Upon resolution of any Disputed Convenience Class Claim, any Cash reserved on account of such Disputed Claim and not paid to the holder of such Disputed Claim on account of such Claim shall be transferred by NewSCC to the Distribution Agent to be part of the Unsecured Class Cash.


                  20. Section 12.4 shall be amended to replacing the second proviso therein with the following::


                  provided further, however, that NewSCC agrees not to amend or modify the terms of any such plan or program relating to Retiree Benefits on such terms as may exist on the Effective Date prior to January 1, 1998, except as may be required by applicable law.



                  21. The signature page shall be amended to include three signature blocks, one each for Smith Corona Overseas Holdings, Inc., SCM (United Kingdom) Limited and SCM Inter-American Corporation, and such Debtors shall be deemed to have executed such signature blocks. The three signature blocks shall be in the same format as the signature lines already included on the signature page.
                  22. The last  sentence of Section 3 of the Warrant  Agreement,
Schedule 1.49 to the Plan, shall be amended to read as follows:

         Upon registration of transfer, the Company shall issue and the Warrant Agent shall countersign and deliver a new Warrant Certificate or Certificates to the persons entitled thereto.


                  23. The following language shall be inserted at the end of
Section 14 of the Warrant Agreement, creating section 14.14 which reads as follows:

                  14.14 No Financial Liability. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  24. The following three companies shall be removed from
Schedule 1.50:

         Smith Corona Overseas Holdings Inc.
         SCM (United Kingdom) Ltd.
         SCM Inter-American Corporation

                  25. Schedule 1.69, Rights Agreement between Smith Corona Corporation and the Rights Agent, shall be amended to read in its entirety as set forth Schedule A of this motion. The amended Schedule 1.69 will clarify the treatment of certain parties who may become Beneficial Owners of 15% or more of the shares of Common Stock of NewSCC pursuant to the distributions made under the Plan.2

                  26. Schedule 7.1(c), Cure Amount for 35. Com Source shall be amended to read in its entirety as follows:

           2722.83

                  27. Schedule 7.1(c), Cure Amount for 88. IBM License shall be amended to read in its entirety as follows:

           $89,178.08

                  28. The first sentence of Schedule 12.7, Article 4(1) shall be amended to read in its entirety as follows:

                  SECTION 1: Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, $.001 par value, divided into two classes of which one hundred million (100,000,000) shall be common stock (hereinafter the "Common Stock"), and ten million (10,000,000) shall be preferred stock.


--------
2 With respect to the amendments to the Rights Agreement, attached as Schedule A, deletions are indicated by the presence of a carat, and additions are in bold type and underscored.

                                  V. Conclusion
                                  -------------

                  WHEREFORE, the Debtors respectfully request that this Court grant the relief requested in this Motion and such other and further relief as is just and proper.

DATED:            January 17, 1997
                  Wilmington, Delaware


                                       YOUNG, CONAWAY, STARGATT
                                        & TAYLOR


                                        s/ Joel A. Waite
                                        James L. Patton, Jr. (No. 2202)
                                        Laura Davis Jones (No. 2436)
                                        Robert S. Brady (No. 2847)
                                        Joel A. Waite (No. 2925)
                                        P.O. Box 391
                                        11th Floor, Rodney Square North
                                        Wilmington, Delaware 19801
                                        (312) 571-6600

                                        Counsel to the Debtors and
                                          Debtors-in-Possession



Special Counsel:

WINTHROP, STIMSON, PUTNAM
  & ROBERTS
Richard L. Epling
Robin L. Spear
One Battery Park Plaza
New York, NY 10004
(212) 858-1000





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


                                   SCHEDULE A


                              INTENTIONALLY OMITTED



                                      -11-

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